UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON TUESDAY, APRIL 21, 2020 at 1:00 p.m.

The purpose of this Notice is to announce a change in the location of the 2020 Annual Meeting of Stockholders of Public Service Enterprise Group Incorporated (“PSEG”) to a virtual meeting format only, via live audio webcast.

Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders and other meeting participants, the Annual Meeting of Stockholders of PSEG will be held as a virtual meeting only. As previously announced, the Annual Meeting will be held on April 21, 2020 at 1:00 p.m., Eastern Time. You will not be able to attend the Annual Meeting in person. However, stockholders of record as of the close of business on February 21, 2020 will be able to vote and ask questions during the meeting through the online platform.

YOU ARE ENCOURAGED TO VOTE YOUR SHARES IN ADVANCE OF THE ANNUAL MEETING OF STOCKHOLDERS. If voting in advance of the Annual Meeting, the steps required to cast your votes are the same as indicated in the materials you received with the proxy statement. Please sign, date and promptly mail the proxy card or voting instruction form you received with your proxy statement. You may also vote via the Internet (at www.proxypush.com/peg) or by telephone (at 1-866-883-3382) prior to 11:59 p.m., Eastern Time, on April 20, 2020.

PARTICIPATING IN THE ANNUAL MEETING

If you are a shareholder of record (i.e., you hold your shares through our transfer agent, Equiniti), to participate in the virtual Annual Meeting please visit: https://web.lumiagm.com/213544313

•	Click on ‘I have a control number’ and enter the EQ control number, the 11 digit control number located in the upper right corner of your proxy card or voting instruction form.

•	The meeting code is: PSEG2020 (case sensitive)

•	You may cast your vote by following the instructions on the website.

If you hold your shares through an intermediary, such as a bank or broker or other nominee, to participate in the virtual Annual Meeting, please contact your bank, broker or other nominee. If you would like to vote at the meeting, you will need to ask your bank, broker or other nominee to furnish you with a legal proxy. Requests for registration and legal proxy should be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 16, 2020. You will need a new control number in order to register for and attend the virtual Annual Meeting. Once you have your new control number, to participate in the Annual Meeting, please follow the steps set forth above for shareholders of record. You will be required to send a copy of your legal proxy and ballot to EQSS-ProxyTabulation@equiniti.com in order to vote.

Additional information regarding the ability of shareholders to ask questions during the 2020 Annual Meeting, related rules of conduct and other materials for the 2020 Annual Meeting will be available at www.pseg.com/annualmeeting.

Technical support, including related technical support phone numbers, will be available on the virtual meeting platform at https://web.lumiagm.com/213544313 beginning at 12:30 p.m., Eastern Time, on April 21, 2020 through the conclusion of the Annual Meeting.

This Notice is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 7, 2020.

Except as specifically revised by the information contained herein, this Notice does not revise or update any of the other information set forth in the Proxy Statement. The Notice does not alter in any manner either the record date for the Annual Meeting or the date and time of the Annual Meeting of Stockholders. This Notice should be read in conjunction with the Proxy Statement. From and after the date of this Notice, any references to the “Proxy Statement” are to the proxy statement as supplemented hereby.